EXECUTION COPY

                                CREDIT AGREEMENT


                            dated as of May 13, 2008


                                     between


              FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME
                                      FUND


                                       and


                             THE BANK OF NOVA SCOTIA

                           --------------------------












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                                TABLE OF CONTENTS



Article 1.     DEFINITIONS                                                     1
               -----------

   Section 1.1    Defined Terms                                                1
   Section 1.2    Terms Generally                                             12
   Section 1.3    Accounting Terms                                            12

Article 2.     THE CREDITS                                                    13
               -----------

   Section 2.1    Commitment                                                  13
   Section 2.2    Loans                                                       13
   Section 2.3    Termination and Reduction of Commitment                     13
   Section 2.4    Repayment of Loans; Evidence of Debt                        14
   Section 2.5    Prepayments of Loans                                        14
   Section 2.6    Payments Generally                                          14
   Section 2.7    Letter of Credit                                            15

Article 3.     INTEREST, FEES, YIELD PROTECTION, ETC                          16
               --------------------------------------

   Section 3.1    Interest                                                    16
   Section 3.2    Fees                                                        17
   Section 3.3    Increased Costs                                             17
   Section 3.4    Taxes                                                       18
   Section 3.5    Alternate Rate of Interest                                  19
   Section 3.6    Illegality                                                  19
   Section 3.7    Break Funding Payments                                      20

Article 4.     REPRESENTATIONS AND WARRANTIES                                 20
               ------------------------------

   Section 4.1    Organization and Power                                      20
   Section 4.2    Authority and Execution                                     20
   Section 4.3    Binding Agreement                                           21
   Section 4.4    Litigation                                                  21
   Section 4.5    Approvals and Consents                                      21
   Section 4.6    No Conflict                                                 21
   Section 4.7    Taxes                                                       22
   Section 4.8    Compliance                                                  22
   Section 4.9    Property                                                    22
   Section 4.10   Federal Reserve Regulations; Use of Proceeds                22
   Section 4.11   No Material Adverse Change                                  22
   Section 4.12   Material Agreements                                         22
   Section 4.13   Financial Condition                                         23
   Section 4.14   No Misrepresentation                                        23
   Section 4.15   Legal Status                                                23
   Section 4.16   Investment Company Status                                   23
   Section 4.17   MMP Defeasance and Redemption                               24

Article 5.     CONDITIONS                                                     24
               ----------


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   Section 5.1    Effective Date                                              24
   Section 5.2    Each Credit Event                                           25

Article 6.     AFFIRMATIVE COVENANTS                                          26
               ---------------------

   Section 6.1    Financial Statements and Other Information                  26
   Section 6.2    Notice of Material Events                                   27
   Section 6.3    Legal Existence                                             27
   Section 6.4    Insurance                                                   27
   Section 6.5    Payment of Indebtedness and Performance of Obligations      27
   Section 6.6    Observance of Legal Requirements                            28
   Section 6.7    Books and Records; Visitation                               28
   Section 6.8    Purpose of Credit Extensions                                28

Article 7.     NEGATIVE COVENANTS                                             28
               ------------------

   Section 7.2    Liens                                                       29
   Section 7.3    Fundamental Changes                                         30
   Section 7.4    Restricted Payments                                         30
   Section 7.5    Fundamental Policies                                        30
   Section 7.6    Amendments and Changes                                      30
   Section 7.7    Financial Covenants                                         30
   Section 7.8    Investment                                                  30

Article 8.     EVENTS OF DEFAULT                                              31
               -----------------

   Section 8.1    Events of Default                                           31
   Section 8.2    Remedies                                                    32

Article 9.     MISCELLANEOUS                                                  33
               -------------

   Section 9.1    Notices                                                     33
   Section 9.2    Waivers; Amendments                                         33
   Section 9.3    Expenses; Indemnity; Damage Waiver                          34
   Section 9.4    Successors and Assigns                                      34
   Section 9.5    Survival                                                    35
   Section 9.6    Counterparts; Integration; Effectiveness                    35
   Section 9.7    Severability                                                35
   Section 9.8    Right of Setoff                                             36
   Section 9.9    Governing Law; Jurisdiction; Consent to Service of Process  36
   Section 9.10   WAIVER OF JURY TRIAL                                        36
   Section 9.11   Headings                                                    37
   Section 9.12   Interest Rate Limitation                                    37
   Section 9.13   Non-Recourse                                                37
   Section 9.14   Treatment of Certain Information                            37
   Section 9.15   USA Patriot Act Notice                                      38
   Section 9.16   Limitation on Liability                                     38

                                       2


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   EXHIBITS:
   ---------

   Exhibit A   Form of Note
   Exhibit B   Outline of Opinion of Counsel to the Borrower
   Exhibit C   Form of Written Credit Extension Request
   Exhibit D   Form of Closing Certificate
   Exhibit E   Form of Federal Reserve Form FR U-1
   Exhibit F   Form of Compliance Certificate
   Exhibit G   Form of Security Agreement
   Exhibit H   Form of Control Agreement
   Exhibit I   Form of Letter of Credit
   Exhibit J   Form of Letter of Credit Application and Agreement

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        CREDIT AGREEMENT, dated as of May 13, 2008, between First Trust/Four
Corners Senior Floating Rate Income Fund, a Massachusetts business trust, and The Bank of Nova Scotia.

        The parties hereto agree as follows:

        ARTICLE 1. DEFINITIONS

        Section 1.1     Defined Terms

                As used in this Credit Agreement, the following terms have the meanings specified below:

                "ABR Loan" means a Loan (or any portion thereof) bearing interest based on the Alternate Base Rate.

                "Adjusted Asset Coverage" means, with respect to the Borrower as of any date, the ratio on such date of (a)(i) Adjusted Total Net Assets of the Borrower minus (ii) the Value of all Distressed Investments in excess of 10% of Total Net Assets to (b) Adjusted Senior Debt of the Borrower.

                "Adjusted LIBO Rate" means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                "Adjusted Senior Debt" means, with respect to the Borrower as of any date, the sum of each of the following (without duplication) on such date:
(a) Senior Debt of the Borrower plus (b) the net liabilities (excluding Ordinary Liabilities), if any, of the Borrower under all Hedging Agreements determined on a mark-to-market basis, plus (c) all Secured Liabilities of the Borrower, plus
(d) all Segregated Liabilities of the Borrower.

                "Adjusted Total Net Assets" means, with respect to the Borrower as of any date, the difference of each of the following (without duplication) on such date: (a) Total Net Assets of the Borrower minus (b) the value of all Excluded Assets of the Borrower, minus (c) the excess, if any, of (i) the value of all assets of the Borrower that are subject to a Lien (other than Liens referred to in Section 7.2(b), (c), (d), (f) and (g)), assets that have been segregated, or assets on deposit to satisfy margin requirements, minus (ii) the sum of all Secured Liabilities and all Segregated Liabilities of the Borrower.

                "Affiliate" means an affiliated person, as defined in Section 2(a)(3) of the ICA.

                "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) 1/2 of 1% plus the Federal Funds Effective Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.

                "Anti-Terrorism Order" means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

                "Applicable Accounting Principles" means, with respect to the Borrower, those accounting principles required by the ICA and prescribed by the SEC for the Borrower and, to the extent not so required or prescribed, GAAP.




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                "Applicable Money Market" means any money market applicable to
LIBOR Loans.

                "Applicable Rate" means, with respect to each (a) LIBOR Loan, the Adjusted LIBO Rate plus 1.00%, and (b) ABR Loan, the Alternate Base Rate.

                "Bank" means The Bank of Nova Scotia.

                "Board" means the Borrower's board of trustees.

                "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.

                "Borrower" means First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts business trust.

                "Borrowing Asset Value" means, at any time, the sum of (a) Net Asset Value plus (b) the aggregate outstanding principal balance of the Loans.

                "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                "Change in Law" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by the Bank (or, for purposes of Section 3.3(b), by any lending office of the Bank or by the Bank's holding company) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

                "Code" means the Internal Revenue Code of 1986.

                "Commitment" means the commitment of the Bank to make Credit Extensions having Credit Exposure in an aggregate amount not exceeding $35,000,000 at any one time outstanding, as such commitment may be reduced from time to time pursuant to Section 2.3.

                "Commitment Termination Date" means the earlier to occur of (a) the Scheduled Commitment Termination Date, or (b) such earlier date on which the Bank's obligations to make Credit Extensions shall have otherwise terminated or been terminated.

                "Control Agreement" shall have the meaning set forth in Section 5.1(g).

                "Credit Exposure" means, on any date of determination, an amount equal to the sum of (a) the LC Exposure, plus (b) the aggregate outstanding principal balance of the Loans.

                "Credit Extension" means the making of a Loan or the issuance of the Letter of Credit.

                "Credit Extension Request" means a request for a Credit Extension in accordance with Section 2.2 or 2.7 and, if required in writing, in the form of Exhibit C.

                "Custodian" means PFPC Trust Company, in its capacity as custodian under the Custody Agreement.

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                "Custody Agreement" means the Custodian Services Agreement, dated as of September 18, 2003, by and between the Borrower and PFPC Trust Company, in its capacity as custodian thereunder.

                "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                "Derivative" means (i) any rate, basis, commodity, currency, debt or equity swap, (ii) any put, cap, collar or floor agreement, (iii) any rate, basis, commodity, currency, debt or equity futures or forward agreement,
(iv) any rate, basis, commodity, currency, debt or equity option representing an obligation to buy or sell a security, commodity, currency, debt or equity, (v) any financial instrument whose value is derived from the value of something else, or (vi) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point in time.

                "Derivative Agreement" means an agreement between the Borrower and one or more counterparties with respect to a Derivative.

                "Derivative Asset Value" means, at any time, the net amount, if any, which the Borrower would be entitled, in accordance with each Derivative Agreement, to receive from the relevant counterparty thereto if each such Derivative Agreement and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis.

                "Derivative Liability Value" means, at any time, the greater of
(a) the net amount, if any, which the Borrower would be obligated, in accordance with each Derivative Agreement, to pay to the relevant counterparty thereto if each such Derivative Agreement and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis, and (b) the fair market value of all margin or other collateral posted by the Borrower as security for the performance of its obligations under such Derivative Agreement.

                "Derivative Termination Value" means, at any time, the sum (whether such sum be positive or negative) of the Derivative Asset Value and the Derivative Liability Value.

                "Distressed Rating" means, with respect to any debt investment or credit worthiness of an issuer, such investment or issuer (as the case may be) is (a) rated below CCC+ by S&P (or the equivalent rating of another independent rating agency (other than Moody's) if not so rated by S&P) and below Caa1 by Moody's (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody's), or (b) if clause (a) does not apply, is reasonably equivalent or of similar quality, as reasonably determined pursuant to any policy of the Investment Adviser, to any debt investment or issuer that is so rated.

                "Distressed Investment" means (a) any security or other Investment that has a Distressed Rating, and (b) any Investment the issuer or counterparty in respect of which has a Distressed Rating.

                "dollars" or "$" refers to lawful money of the United States of America.

                "Effective Date" has the meaning set forth in Section 5.1.

                "Event of Default" has the meaning assigned to such term in
Section 8.1.

                "Excluded Assets" means, with respect to the Borrower, (a) all equipment, if any, (b) all securities held that are in default

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except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the ICA, the rules thereunder and Applicable Accounting Principles) or determined to be worthless pursuant to any applicable policy of the Borrower, (c) all deferred organizational and offering expenses, and (d) the aggregate notional amount of all credit default swaps entered into or otherwise acquired or held by the Borrower in accordance with the proviso contained in Section 7.8(b).

                "Excluded Taxes" means, with respect to the Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Bank, in which its applicable lending office is located, and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

                "Federal Funds Effective Rate" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the Business Day succeeding such next preceding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Bank.

                "Federal Reserve Form" means a Form FR U-1 duly completed by the Bank and executed by the Borrower, the statements made in which shall, in the reasonable opinion of the Bank, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.

                "Foreign Lender" has the meaning assigned to such term in
Section 3.4(e).

                "Fundamental Policies" means, collectively, (i) the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in its Prospectus as in effect on the Effective Date and which may be changed only by a vote of a majority of the Borrower's outstanding voting securities (as defined in Section 2(a)(42) of the ICA), and (ii) all policies limiting the incurrence of Indebtedness by the Borrower set forth in its Prospectus as in effect on the Effective Date.

                "GAAP" means generally accepted accounting principles in the United States of America.

                "Governmental Authority" means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in

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any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranteed" has a meaning correlative thereto.

                "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, credit default swap, credit linked note or other interest or currency exchange rate or commodity price arrangement.

                "ICA" means the Investment Company Act of l940.

                "Illiquid Investment" means, as of any date, any Investment that has any material condition to or restriction on the ability of the Borrower, the Bank or any assignee of either thereof to sell, assign, transfer, pledge, hypothecate or otherwise encumber or liquidate the same in a commercially reasonable time and manner (other than customary securities law arrangements or restrictions), whether or not such condition or restriction is intrinsic to such Investment, provided that any condition or restriction that could reasonably be expected to (a) prohibit or delay any such sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation for more than seven (7) Business Days, or (b) require any payment (other than a nominal amount) in connection therewith, shall be deemed to be such a material condition or restriction within the meaning of this defined term.

                "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (i) all net payment obligations, contingent or otherwise, of such Person under Hedging Agreements, and (j) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                "Indemnified Taxes" means Taxes other than Excluded Taxes.

                "Indemnitee" has the meaning assigned to such term in Section 9.3(b).

                "Interest Period" means, with respect to any Loan, the period commencing on the date of such Loan and ending: (a) in the case of an ABR Loan, on the 30th day thereafter, and (b) in the case of a

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                LIBOR Loan, on the numerically corresponding day in the calendar month that is one, two, or three months thereafter, as the Borrower may elect, provided that, with respect to this clause (b) only (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest
Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

                "Investment" means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Derivatives) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Derivative, or (c) any other medium for investment.

                "Investment Adviser" means, with respect to the Borrower, the investment adviser or investment manager therefor.

                "Investment Limitation Default" means, as of any date:

                   (i) the Value of all Illiquid Investments exceeds 15% of
                       Total Net Assets;

                  (ii) the Value of all Unrated Investments exceeds 20% of
                       Total Net Assets;

                 (iii) the Value of all Distressed Investments exceeds 20% of
                       Total Net Assets; or

                  (iv) the Borrower shall hold in excess of 10% of the
                       aggregate outstanding principal balance of all loans and advances to a borrower or group of borrowers under any single syndicated credit facility.

                "LC Disbursement" means a payment made by the Bank pursuant to the Letter of Credit.

                "LC Exposure" means, at any time, the sum, without duplication, of (a) the aggregate undrawn amount of the Letter of Credit at such time plus
(b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

                "Letter of Credit" means a standby letter of credit issued by the Bank pursuant to this Credit Agreement in the form of Exhibit I.

                "Letter of Credit Application and Agreement" means the Application and Agreement For Irrevocable Standby Letter of Credit, relating to the Letter of Credit, made by the Borrower to the Bank in the form of Exhibit J.

                "LIBOR Loan" means a Loan (or any portion thereof) bearing interest based on the Adjusted LIBO Rate.

                "LIBO Rate" means, with respect to any LIBOR Loan for any Interest Period, the rate of interest per annum that appears on Reuters LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period in an amount equal to $1,000,000 for dollar deposits with a maturity comparable to such Interest Period. If Reuters LIBOR01 Page does not include such a rate or is then unavailable, then LIBO Rate shall mean with respect to any LIBOR Loan for any Interest Period, the rate of

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interest per annum quoted by the Bank to leading banks in the London interbank market as the rate at which the Bank is offering dollar deposits in an amount equal to $1,000,000 for dollar deposits with a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                "Lien" means, with respect to (a) any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (b) any securities, any purchase option, call or similar right of a third party.

                "Loan" means a loan made pursuant to Section 2.2.

                "Loan Documents" means this Credit Agreement, the Security Documents, the Letter of Credit Application and Agreement and the Note.

                "Margin Stock" has the meaning assigned to such term in Regulation U.

                "Material Adverse Effect" means a material adverse effect on (a) the property, assets, income or financial condition of the Borrower, (b) the ability of the Borrower to perform any of its monetary or other material obligations under any Loan Document or (c) the rights of, or benefits available to, the Bank under any Loan Document.

                "Material Indebtedness" means Indebtedness (other than Indebtedness under the Loan Documents) in an aggregate principal amount exceeding the Threshold Amount.

                "Maturity Date" means, for any Loan, the earlier to occur of (a) the last day of the Interest Period for such Loan, and (b) the Commitment Termination Date.

                "Maximum Loan Value" means, at any time with respect to the Borrower's assets constituting (a) Margin Stock, the "current market value" (within the meaning of Regulation U) thereof at such time, and (b) Non-Margin Assets, the "good faith loan value" (within the meaning of Regulation U) thereof at such time.

                "Maximum Permitted Borrowing" means, at any time of determination, an amount equal to the least of (a) the maximum amount of Senior Debt that the Borrower would be permitted to incur under the Fundamental Policies, (b) the maximum amount of Senior Debt that the Borrower would be permitted to incur on such date under the ICA, (c) the sum on such date of (i) 50% of the Maximum Loan Value of the Borrower's Margin Stock (excluding any such Margin Stock that is subject to any Lien (other than a Lien referred to in Section 7.2(b), (c), (d), (f) or (g)), that have been segregated or that is on deposit to satisfy margin requirements) as of such date plus (ii) the Maximum Loan Value of the Borrower's Non-Margin Assets (excluding any such Non-Margin Assets that are subject to any Lien (other than a Lien referred to in Section 7.2(b), (c), (d), (f) or (g)), that are segregated or that are on deposit to satisfy margin requirements) as of such date, and (d) 33.33% of (i) in connection with any Credit Extension, the Pro-forma Borrowing Asset Value, or
(ii) in all other cases, the Borrowing Asset Value as of the immediately preceding Business Day.

                "Measurement Date" means the date of the most recent audited financial statements of the Borrower which were delivered to the Bank prior to the date of this Credit Agreement.

                "MMP Auction Agent" means Deutsche Bank Trust Company Americas in its capacity as "Auction Agent" within the meaning of the MMP Statement.

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                "MMP Defeasance" has the meaning set forth in Section 4.17.

                "MMP Redemption" means the redemption in full of not less than 1,400 of the outstanding MMP Shares.

                "MMP Redemption Notice" has the meaning set forth in Section 5.1(i)

                "MMP Shares" means the Borrower's Money Market Cumulative Preferred Shares, with a liquidation preference of $25,000 per share, created by the MMP Statement.

                "MMP Statement" means the Borrower's Statement Establishing and Fixing the Rights and Preferences of Money Market Cumulative Preferred Shares, dated as of November 20, 2003, as amended by (a) Certificate of Amendment to Statement Establishing and Fixing the Rights and Preferences of Money Market Cumulative Preferred Shares, dated as of May 13, 2008, and (b) Certificate of Amendment to Statement Establishing and Fixing the Rights and Preferences of Money Market Cumulative Preferred Shares, dated as of May 13, 2008.

                "Moody's" means Moody's Investors Service, Inc.

                "Net Asset Value" means, at any time of determination, an amount equal to Adjusted Total Net Assets minus Adjusted Senior Debt.

                "Note" means the promissory note, substantially in the form of Exhibit A, payable to the order of the Bank and dated the Effective Date, including all replacements thereof and substitutions therefor.

                "Non-Margin Assets" means assets of the Borrower which do not constitute Margin Stock, provided, that, for purposes of this definition, "Non-Margin Assets" shall not include "puts, calls or combinations thereof" within the meaning of Regulation U.

                "Non-Recourse Person" has the meaning assigned to such term in
Section 9.13.

                "Notice Date" means, (i) with respect to the MMP Redemption Notice, the date on which such MMP Redemption Notice is delivered to the Auction Agent pursuant to the terms of the MMP Statement and (ii) with respect to the SEC Notice, the date on which such SEC Notice is delivered to the SEC pursuant to the terms of the MMP Statement.

                "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

                "Ordinary Liabilities" means, as of any date, "all liabilities and indebtedness" (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower not represented by Senior Securities.

                "Organization Documents" means, (a) with respect to any corporation, its certificate of incorporation or charter, and by-laws, (b) with respect to any partnership, its partnership agreement, (c) with respect to any limited liability company, its certificate of formation and limited liability company agreement, (d) with respect to any business trust or statutory trust, its certificate of trust, if any, and declaration of trust and, (e) with respect to any other Person, the counterpart documents thereof.

                "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other

     Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

                "Patriot Act" means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

                "Permitted Investments" means all Investments of the Borrower, in each case (a) to the extent that the Borrower has the power and authority under its Organization Documents to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by the Borrower is in conformity with the Prospectus.

                "Permitted Liens" means Liens permitted by Section 7.2.

                "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Bank as its prime commercial lending rate; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to borrowers.

                "Pro-forma Borrowing Asset Value" means, in connection with any Credit Extension, the Borrowing Asset Value as of the immediately preceding Business Day adjusted to give effect to such Credit Extension and the contemporaneous use of the proceeds, if any, thereof.

                "Prospectus" means the prospectus of the Borrower dated September 25, 2003, as declared effective by the SEC, and as amended from time to time through and including the Effective Date.

                "Regulated Investment Company" has the meaning set forth in
Section 851 of the Code.

                "Regulation D" means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                "Regulation T" means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                "Regulation U" means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                "Regulation X" means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

                "Sanctioned Country" shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at the following website (or as otherwise published from time to time):
http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html.

                "Sanctioned Person" shall mean (a)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (b) a Person named on the list of "Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html (or as otherwise published from time to time).

                "Scheduled Commitment Termination Date" means May 12, 2009.


                "SEC" means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

                "SEC Notice" has the meaning set forth in Section 5.1(i)

                "Secured Liabilities" means all liabilities (excluding Ordinary Liabilities) of the Borrower secured by Liens.

                "Securities Act" means the Securities Act of 1933.

                "Security Agreement" shall have the meaning set forth in Section 5.1(f).

                "Security Documents" means the Security Agreement, the Control Agreement and each other agreement, instrument or other document executed or delivered pursuant thereto.

                "Segregated Liabilities" means all liabilities and other obligations (excluding Ordinary Liabilities) of the Borrower relating to assets that have been segregated or are otherwise subject to margin arrangements.

                "Senior Debt" means, as of any date, the aggregate amount of Senior Securities Representing Indebtedness of the Borrower, provided that if at the time of calculation thereof the aggregate amount of all Senior Securities Representing Indebtedness of the Borrower is zero, for purposes of such calculation such aggregate amount shall be one (1).

                "Senior Security" shall have the meaning set forth in the first sentence of Section 18(g) of the ICA.

                "Senior Security Representing Indebtedness" shall have the meaning set forth in the first sentence of Section 18(g) of the ICA.

                "Status" has the meaning set forth in Section 4.16.

                "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Bank is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                "Threshold Amount" means the lesser of (i) 1.0% of the aggregate Net Asset Value of the Borrower, and (ii) $500,000.

                "Total Net Assets" means, as of any date, (a) the "value of the total assets" (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower less (b) the Ordinary Liabilities of the Borrower.

                "Transactions" means the (a) execution, delivery and performance by the Borrower of each Loan Document to which it is a party, (b) borrowing of the Loans, (c) issuance of the Letter of Credit, (d) use of the proceeds of the Loans, (e) MMP Defeasance, and (f) MMP Redemption.

                "Unrated Investment" means a debt security or non-equity investment that is not publicly rated by S&P, Moody's or another nationally-recognized statistical rating organization.

                "Value" means, as of any date:


                (a) with respect to any Derivative, the Derivative Termination Value thereof, and

                (b) with respect to any other Investment,

                   (i) with respect to cash, the current balance thereof,

                  (ii) with respect to any cash equivalent, the current
                       net value thereof,

                 (iii) with respect to any Investment that is traded on
                       a national securities exchange or appears on NASDAQ, the closing price therefor on the immediately preceding trading day,

                  (iv) with respect to any U.S. government security or
                       any Investment not included within the meaning of clauses (i) - (iii) above which has a value that may be ascertained from one or more nationally recognized third-party quotation or pricing services, such value (or the mean thereof if more than one such value is obtained); provided that if due to the time differences between the close of the financial markets in the United States and the close of the financial markets where any Investment is primarily traded a closing value for any such Investment can not be determined, the value for such Investment shall be the value determined as the close of business on the immediately preceding trading day,

                   (v) with respect to any Investment not included within
                       the meaning of clauses (i) - (iv) above which has a value that may be ascertained from one or more nationally recognized broker-dealers, such value (or the mean thereof if more than one such value is obtained), and

                  (vi) with respect to all other Investments, the lowest
                       of (i) original cost thereof, (ii) the value thereof on the Borrower's books on such date, and (iii) the most recent appraised value thereof;

provided that, for purposes of determining "Value", (i) Investments which the Borrower has contracted to purchase shall not be deemed to be owned by the Borrower until one Business Day following the trade date or, in the case of the purchase of newly issued loans, one Business Day following the allocation date, and Investments which the Borrower has contracted to sell shall be deemed to be owned by the Borrower until one Business Day following the trade date of such sale, (ii) the Value of all non-dollar Investments shall be converted into dollars at the then current spot rate, and (iii) as of any date of calculation and with respect to any Investment that is subject to any purchase option, call or similar right of a third party with respect to such Investment, the Value of such Investment shall be the lower of (A) the Value thereof calculated without giving effect to this clause (iii), and (B) the Value of the consideration that would be payable to the Borrower on the related settlement date therefor in the event such option, call or similar right were exercised on such date of calculation without giving effect to any provision relating to net settlement.

        Section 1.2     Terms Generally

                The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.

        Section 1.3     Accounting Terms

                As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (i) the Borrower notifies the Bank that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (ii) the Bank so objects, then the Borrower's compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or the Bank, as the case may be, or the Borrower and the Bank otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with the Borrower's financial statements required to be delivered hereunder.

        ARTICLE 2. THE CREDITS


        Section 2.1     Commitment

                Subject to the terms and conditions set forth herein, the Bank agrees to make loans to the Borrower from time to time during the period from the date of the surrender of the Letter of Credit, undrawn, to the Bank through the Business Day immediately preceding the Commitment Termination Date, provided that immediately after giving effect thereto, (a) the Credit Exposure will not exceed the Commitment, and (b) Senior Debt shall not exceed the Maximum Permitted Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

        Section 2.2     Loans

                To request a Loan, the Borrower shall make a telephonic Credit Extension Request to the Bank, not later than (a) in the case of an ABR Loan, 1:00 p.m., New York City time one Business Day before the date of the proposed Loan, (b) in the case of a LIBOR Loan, 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Loan. Such telephonic Credit Extension Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Bank of a duly executed Credit Extension Request duly signed by or on behalf of the Borrower. Each such telephonic and written Credit Extension Request shall specify: (I) the requested date for such Loan (which shall be a Business Day), (II) whether such Loan is to be an ABR Loan or a LIBOR Loan, (III) the amount of such Loan, which shall (x) in the case of an ABR Loan, be either $1,000,000 or in an integral multiple of $1,000,000 or, if less, the unused Commitment, or (y) in the case of a LIBOR Loan, be either $1,000,000 or in an integral multiple of $1,000,000, and (IV) with respect to each LIBOR Loan, the Interest Period therefor. Each such written Credit Extension Request shall specify the additional information required by Exhibit
C. Notwithstanding anything herein to the contrary, in no event shall the Borrower be permitted to borrow a LIBOR Loan if, immediately after giving effect thereto, there would be more than three (3) LIBOR Loans outstanding. Subject to the terms and conditions set forth herein, the Bank shall make each Loan by transferring the proceeds thereof to a custodial account at the Custodian in the name of the Borrower, provided that prior to the MMP Redemption, the Bank shall make each Loan by transferring the proceeds thereof to the MMP Auction Agent for the purpose of paying the redemption price of the MMP Shares to be redeemed pursuant to the MMP Redemption Notice.

        Section 2.3     Termination and Reduction of Commitment

                (a) Unless previously terminated, the Commitment shall terminate on the Scheduled Commitment Termination Date.

                (b) The Borrower may at any time terminate, or from time to time reduce, without premium or penalty, the Commitment, provided that (i) the Borrower may not terminate or reduce the Commitment if, after giving effect to any concurrent repayment of the Loans in accordance with Section 2.4 or 2.5 or concurrent surrender of the Letter of Credit, the Credit Exposure would exceed the Commitment, and (ii) each such reduction shall be in an amount that, when added to the amount of each such prepayment, is in a minimum amount of $1,000,000 or in an integral multiple of $1,000,000.

                (c) The Borrower shall notify the Bank of any election to terminate or reduce the Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable and any termination or reduction of the Commitment hereunder shall be permanent. Each termination or reduction of the Commitment shall be accompanied by the payment of accrued and unpaid commitment fees to the extent required by Section 3.2.

        Section 2.4     Repayment of Loans; Evidence of Debt

                (a) The Borrower hereby unconditionally promises to pay to the Bank the then unpaid principal amount of each Loan on the Maturity Date therefor.

                (b) In the event that on any date, the Borrower shall either fail to be in compliance with Section 7.7(a) or Senior Debt exceeds the Maximum Permitted Borrowing, the Borrower shall, on such date, repay the Loans, surrender the Letter of Credit and take such other actions as may be necessary such that, immediately after giving effect to such repayment, surrender and other actions, Senior Debt no longer exceeds the Maximum Permitted Borrowing and the Borrower is in compliance with Section 7.7(a).

                (c) The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the outstanding principal of and accrued interest on each Loan. The entries made in such account or accounts shall, to the extent not prohibited by applicable law and not inconsistent with any entries made in the Note, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of the Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (and interest thereon) in accordance with the terms of this Credit Agreement.

        Section 2.5     Prepayments of Loans

                The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay any Loan in whole or in part. The Borrower shall notify the Bank by telephone (confirmed by telecopy) of any prepayment hereunder not later than 2:00 p.m., New York City time, three Business Days prior to date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of any Loan shall be in a minimum amount of $1,000,000 or in an integral multiple of $1,000,000. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1.

        Section 2.6     Payments Generally

                The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, LC Disbursements, interest, fees, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Bank at its office at One Liberty Plaza, New York, New York, or such other office in the United States as to which the Bank may notify the Borrower. Except as may be otherwise provided in the defined term "Interest Period", if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. If at any time insufficient funds are received by and available to the Bank from the Borrower to pay fully all amounts of principal of Loans, LC Disbursements, interest, fees and other amounts then due under the Loan Documents, such funds shall be applied to the obligations owing to the Bank: (i) first, to payment of such amounts (excluding principal, interest and fees), in such order as the Bank may choose,
(ii) second, to such interest and fees then due, and (iii) third, to such principal of the Loans and LC Disbursements then due. All amounts paid under the Loan Documents shall not be refundable under any circumstances.

        Section 2.7     Letter of Credit

                (a) General. Subject to the terms and conditions set forth herein, the Bank agrees to issue the Letter of Credit, for the account of the Borrower, on any Business Day during the period commencing on the Effective Date and ending on the 60th day thereafter, provided that immediately after giving effect thereto (i) the Credit Exposure will not exceed the Commitment, and (ii) the Borrower will not have exceeded the Maximum Permitted Borrowing.

                (b) Procedures for Issuance of the Letter of Credit. To request the issuance of the Letter of Credit, (i) the Borrower shall have executed and delivered to the Bank a Letter of Credit Application and Agreement, and (ii) the Borrower shall deliver by hand or facsimile to the Bank on the Effective Date a written Credit Extension Request requesting the issuance of the Letter of Credit and such other information as shall be necessary to prepare the Letter of Credit. The Letter of Credit shall be issued only if (and, upon such issuance, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, (x) the Credit Exposure shall not exceed the Commitment, and
(y) the Borrower will not have exceeded the Maximum Permitted Borrowing. In the event of any inconsistency between the terms and conditions of this Credit Agreement and the terms and conditions of the Letter of Credit Application and Agreement, the terms and conditions of this Credit Agreement shall control.

                (c) Reimbursement. If the Bank shall make any LC Disbursement in respect of the Letter of Credit, such LC Disbursement shall be immediately due and payable and (i) the Bank shall notify the Borrower to reimburse the Bank therefor, and (ii) the Borrower shall immediately pay such due and unpaid sums to the Bank.

                (d) Obligations Absolute. The Borrower's obligations to reimburse LC Disbursements as provided in paragraph (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Credit Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of the Letter of Credit or this Credit Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Bank under the Letter of Credit against presentation of a draft or other document that does not comply with the terms of the Letter of Credit or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder other than gross negligence or willful misconduct on the part of the Bank. Neither the Bank nor any of its Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of the Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Bank; provided that the foregoing shall not be construed to excuse the Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Bank's failure to exercise due care when determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Bank (as finally determined by a court of competent jurisdiction), the Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of the Letter of Credit, the Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of the Letter of Credit.

                (e) Disbursement Procedures. The Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under the Letter of Credit. The Bank shall promptly notify the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Bank with respect to any such LC Disbursement.

                (f) Administration. The Borrower will promptly examine the copy of the Letter of Credit (and any amendments thereof) sent to the Borrower by the Bank, as well as all other instruments and documents delivered to the Borrower from time to time, and, in the event the Borrower has any claim of noncompliance with the instructions or of any discrepancy or other irregularity, the Borrower will immediately notify the Bank thereof in writing, and the Borrower will conclusively be deemed to have waived any such claim against the Bank and its correspondents unless such immediate notice is given as aforesaid. The Bank may (but need not) pay any drafts otherwise in order which are signed or issued by, or accompanied by required statements or other documents otherwise in order which are signed or issued by, the custodian, executor, administrator, trustee in bankruptcy, debtor in possession, assignees for the benefit of creditors, liquidator, receiver or other agent or legal representative of the beneficiary of the Letter of Credit or other party who is authorized under the Letter of Credit to draw or issue any drafts, required statements or other documents. Neither the Bank nor any of its correspondents shall be responsible for, and neither the Bank's powers and rights hereunder nor Borrower's Obligations (as defined in the Security Agreement) shall be affected by: (i) any act or omission pursuant to the Borrower's instructions; (ii) any other act or omission of Bank or its correspondents or their respective agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of drafts, documents or required statements, even if such drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that the Borrower shall have notified the Bank thereof); (iv) failure of any draft to bear any reference or adequate reference to the Letter of Credit; (v) errors, omissions, interruptions or delays in transmission or delivery of any messages however sent and whether or not in code or cipher; (vi) any act, default, omission, insolvency or failure in business of any other Person (including any correspondent) or any consequences arising from causes beyond the Bank's control; or (vii) any acts or omissions of any beneficiary of the Letter of Credit or transferee of the Letter of Credit, if transferable.

        ARTICLE 3. INTEREST, FEES, YIELD PROTECTION, ETC.

        Section 3.1     Interest

                (a) Each Loan shall bear interest at a rate per annum equal to the Applicable Rate, provided that if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, (i) the principal balance of such Loan shall bear interest at a rate per annum equal to the higher of (1) the Applicable Rate plus 2.00%, or (2) the Alternate Base Rate plus 2.00%, and (ii) all other amounts owing under the Loan Documents (including, without limitation, LC Disbursements) that are not paid when due, shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 2.00%.

                (b) Accrued and unpaid interest on each Loan shall be payable in arrears on the Maturity Date therefor, provided that (1) interest accrued and unpaid pursuant to each of clauses (i) and (ii) of paragraph (a) of this Section shall be payable on demand, and (2) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the day a Loan is made but excluding the date of repayment). The Alternate Base Rate, the Federal Funds Effective Rate, the LIBO Rate and the Prime Rate shall be determined by the Bank in accordance with the provisions of this Credit Agreement, and such determination shall be conclusive absent manifest error.

        Section 3.2     Fees

                (a) The Borrower shall pay to the Bank a commitment fee, at a rate per annum equal to 0.10% during the period from and including the date on which this Credit Agreement shall have become effective in accordance with
Section 9.6 to but excluding the date on which the Commitment terminates, on the daily amount of the excess of the Commitment over the Credit Exposure. Accrued and unpaid commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, each date on which the Commitment is reduced and on the date on which the Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                (b) The Borrower shall pay to the Bank (i) a letter of credit fee, which shall accrue at the rate of 1.0% per annum on the daily amount of the LC Exposure, and (ii) the Bank's standard fees with respect to the issuance or extension of the Letter of Credit or processing of drawings thereunder.

        Section 3.3     Increased Costs

               (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank; or

                  (ii) impose on the Bank or any Applicable Money Market
                       any other condition affecting this Credit Agreement or any Credit Extension,

and the result of any of the foregoing shall be (1) to increase the cost to the Bank of making or maintaining any Credit Extension, or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Bank such amount as will compensate the Bank for such increased costs or reduced amount, or (2) to increase the cost to the Bank of maintaining the Commitment, then the Borrower will pay to the Bank such amount as will compensate the Bank for such increased costs.

                (b) If the Bank determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, as a consequence of this Credit Agreement or any Credit Extension made by the Bank hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such Change in Law (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for (i) any such reduction suffered as a consequence of such Credit Extension, and (ii) any other such reduction.

                (c) A certificate of the Bank setting forth the Bank's reasonable good faith determination of the additional amount or amounts necessary to compensate the Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The amount shown as payable on any such certificate shall be due within ten days after receipt thereof. In determining such additional amounts of compensation, the Bank will act reasonably and in good faith.

                (d) Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate the Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that the Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Bank's intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

        Section 3.4     Taxes

                (a) Each payment by the Borrower under any Loan Document shall be made free and clear of and without deduction for Indemnified Taxes and Other Taxes, provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                (b) In addition, the Borrower shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                (c) The Borrower shall indemnify the Bank, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Bank on or with respect to any payment under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank shall be conclusive absent manifest error.

                (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

                (e) In the event that the Bank (or any successor or assign) shall be a Foreign Lender, such Person shall, to the extent it may lawfully do so, deliver to the Borrower on or prior to the date on which it extends credit under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower, but only if such Person is legally entitled to do so), any form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made. For purposes of this Section,
(i) "Foreign Lender" shall mean any Person that is not, for United States federal income tax purposes, (A) an individual who is a citizen or resident of the United States, (B) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (C) an estate whose income is subject to U.S. federal income taxation regardless of its source or (D) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, and (ii) "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law. The Borrower shall not be obligated to indemnify or pay any additional amount with respect to Indemnified Taxes under this Section 3.4 to the extent such Indemnified Taxes are imposed solely because the Bank fails to timely provide the forms or certificates required under this Section 3.4.

        Section 3.5     Alternate Rate of Interest

                If the Bank determines (which determination shall be conclusive absent manifest error) that, with respect to any existing or requested Loan the pricing of which is determined by reference to an Applicable Money Market (each an "Affected Credit Extension"), by reason of one or more circumstances arising after the date hereof affecting such Applicable Money Market, adequate and reasonable means do not exist for ascertaining the rate of interest applicable to such Affected Credit Extension, or that such rate of interest will not adequately and fairly reflect the cost to the Bank of making or maintaining such Affected Credit Extension because of (x) any change since the date hereof in any applicable law or governmental rule, regulation, order or directive (whether or not having the force of law) or in the interpretation or administration thereof or (y) other circumstances arising after the date hereof affecting the Bank or such Applicable Money Market, then the Bank may give notice thereof to the Borrower by telephone or telecopy and (A) upon the giving of such notice, each existing Affected Credit Extension shall automatically be deemed converted into and redenominated as an ABR Loan and shall thereafter bear interest at a rate per annum equal to the Applicable Rate therefor, and (B) until such notice is rescinded by the Bank, the Bank shall have no obligation to make any new Loan that would be an Affected Credit Extension. The Bank agrees that promptly after it shall have determined, with respect to any notice given by it under this Section, that the circumstance or circumstances that gave rise to such notice with respect to an Affected Credit Extension no longer exist, the Bank shall by notice to the Borrower rescind such notice with respect to such Affected Credit Extension.

        Section 3.6     Illegality

                Notwithstanding any other provision hereof, if any Change in Law shall make it unlawful for the Bank to make, convert or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrower:

                (a) the Bank may, if such Change in Law makes it unlawful to make LIBOR Loans, declare that LIBOR Loans will not thereafter (for the duration of such unlawfulness) be made, whereupon any request for a LIBOR Loan be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and

                (b) the Bank may, if such Change in Law makes it unlawful to maintain LIBOR Loans, require that all outstanding LIBOR Loans be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans, as of the effective date of such notice.

        Section 3.7     Break Funding Payments

                In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), or (b) the failure to borrow any LIBOR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the Bank for the loss, cost and expense attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by the Bank to be the excess, if any, of (x) the amount of interest that would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such LIBOR Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow for the period that would have been the Interest Period for such Loan), over (y) the amount of interest that would accrue on such principal amount for such period at the interest rate that the Bank would bid were it to bid, at the commencement of such period, for deposits in dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of the Bank setting forth any amount or amounts that the Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

        ARTICLE 4. REPRESENTATIONS AND WARRANTIES

                In order to induce the Bank to enter into this Credit Agreement and make the Credit Extensions, the Borrower makes the following representations and warranties to the Bank:

        Section 4.1     Organization and Power

                The Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own its property and to carry on its business as now conducted.

        Section 4.2     Authority and Execution

                (a) The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents and to cause the MMP Redemption, all of which have been duly authorized by all proper and necessary Massachusetts business trust action, and the Borrower is in full compliance with its Organization Documents. The Borrower has duly executed and delivered the Loan Documents to which it is a party.

                (b) The Borrower has full legal power and authority to give the SEC Notice and the MMP Redemption Notice and such action has been duly authorized by all proper and necessary Massachusetts business trust action.

        Section 4.3     Binding Agreement

                The Loan Documents constitute the valid and legally binding obligations of the Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

        Section 4.4    Litigation

                There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened against it or maintained by it that may affect the property or rights of the Borrower, which
(a) could reasonably be expected to have a Material Adverse Effect, (b) are not purely frivolous and call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, the MMP Defeasance or the MMP Redemption or (c) might, individually or in the aggregate, materially adversely affect the MMP Defeasance, the MMP Redemption or any of the transactions contemplated by any Loan Document.

        Section 4.5     Approvals and Consents

                No consent, authorization or approval of, filing (other than (x) the filing of each financing statement in the form attached to the Security Agreement in the office indicated on such financing statement, (y) the delivery of the MMP Redemption Notice and (z) the delivery of the SEC Notice) with, notice to, or exemption by, the holders of any securities issued by the Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents or the consummation of the MMP Redemption or is required as a condition to the validity or enforceability of the Loan Documents with respect to or against the Borrower or its property or assets. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by the Borrower or performance by the Borrower of its obligations under, or affect the validity with respect to or against the Borrower of, the Loan Documents, the MMP Redemption Notice, the SEC Notice or the consummation of the MMP Redemption.

        Section 4.6     No Conflict

                The Borrower is not in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to (i) have a Material Adverse Effect or (ii) prohibit or prevent the MMP Redemption. The execution, delivery or carrying out by the Borrower of the terms of the Loan Documents, the Credit Extensions hereunder and the use by the Borrower of the proceeds thereof in accordance with the terms thereof, the delivery of the MMP Redemption Notice, the delivery of the SEC Notice and the consummation of the MMP Redemption (a) will not (i) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Borrower or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Security Agreement) upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (b) are not inconsistent with the Fundamental Policies or the MMP Statement.

        Section 4.7     Taxes

                The Borrower has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect, and no tax Liens (other than those permitted by Section 7.2(b)) have been filed against the Borrower or any of its property. The charges, accruals and reserves on the books of the Borrower with respect to all federal, state, local and other Taxes are adequate, and the Borrower knows of no unpaid assessment which is due and payable against or any claims being asserted against it which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

        Section 4.8     Compliance

                The Borrower is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect. The Borrower is complying in all material respects with all applicable statutes and regulations, including the ICA and the Securities Act, and of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

        Section 4.9     Property

                The Borrower has good and marketable title to all of its property with respect to which the absence of such marketable title could reasonably be expected to result in a Material Adverse Effect, subject to no Liens other than Permitted Liens.

        Section 4.10    Federal Reserve Regulations; Use of Proceeds

                Except for the Federal Reserve Form to be executed and delivered by the Borrower, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by the Borrower of this Credit Agreement and neither the making of any Credit Extension in accordance with this Credit Agreement nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

        Section 4.11    No Material Adverse Change

                Since the Measurement Date, the Borrower has conducted its businesses only in the ordinary course and there has been no material adverse change in its business, assets or condition, financial or otherwise, of the Borrower, other than redemptions pursuant to any duly authorized tender offers by the Borrower that, immediately after giving effect thereto, do not (individually or in the aggregate) cause a Default under Section 7.7.

        Section 4.12    Material Agreements

                Each of (i) the custody agreements to which the Borrower is a party are in full force and effect in all material respects and (ii) all agreements between the Borrower and the Investment Adviser are in full force and effect, except to the extent that failure of such other agreements to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

        Section 4.13    Financial Condition

                The statement of assets and liabilities of the Borrower as of the Measurement Date and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been delivered to the Bank, fairly present, in all material respects, the financial position of the Borrower as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.

        Section 4.14    No Misrepresentation

                No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower to the Bank in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

        Section 4.15    Legal Status

                (a) The Borrower is not an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. ss.ss. 1 et seq.), as amended. The Borrower is not in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iii) the Patriot Act (as defined in Section 9.15). The Borrower (I) is not a blocked person described in section 1 of the Anti-Terrorism Order or (II) to the best of its knowledge, is not engaged in any dealings or transactions, or is otherwise associated, with any such blocked person.

                (b) The Borrower (i) is not a Sanctioned Person, (ii) does not have more than 15% of its assets in Sanctioned Countries, and (iii) does not derive more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. Neither any Credit Extension nor any part of the proceeds thereof will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

                (c) The Borrower is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. ss.ss. 78dd-1, et seq., and any foreign counterpart thereto. The Borrower has not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower in violation of the Foreign Corrupt Practices Act, 15 U.S.C. ss.ss. 78dd-1, et seq.

        Section 4.16    Investment Company Status

                (a) The Borrower has the following status ("Status"): (i) it qualifies as a Regulated Investment Company, (ii) it is a "registered investment company" within the meaning of Section 8 of the ICA, (iii) it is a "closed-end company" and a "diversified company" in each case within the meaning of Section 5 of the ICA, (iv) it is not an Affiliate of the Bank, (v) as of the Effective Date, it has only two classes or series of capital stock: 4,924,349 authorized and outstanding shares of common stock and 2,280 authorized and outstanding MMP

Shares, and (vi) it is in compliance with the Fundamental Policies and the MMP Statement.

                (b) The Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the ICA, state securities laws to the extent applicable, and the Fundamental Policies.

                (c) The Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

        Section 4.17    MMP Defeasance and Redemption

                Upon the payment by the Bank of the proceeds of the first Loan hereunder to the MMP Auction Agent (together with the payment by the Borrower to the MMP Auction Agent of an amount equal to the accumulated but unpaid dividends on not less than 1,400 MMP Shares), in each case on the date selected by the Borrower in the MMP Redemption Notice for the redemption of MMP Shares, the following shall occur (the "MMP Defeasance"): (i) all rights of the holders of not less than 1,400 MMP Shares (as shareholders of the Borrower) by reason of the ownership thereof will cease and will be terminated (except their right to receive from the MMP Auction Agent accumulated but unpaid dividends and the redemption price in respect thereof but without interest), and (ii) by the terms of the MMP Statement, not fewer than 1,400 MMP Shares will be deemed to be no longer outstanding.

        ARTICLE 5. CONDITIONS

        Section 5.1     Effective Date

                The obligation of the Bank to make Credit Extensions shall not become effective until the date (the "Effective Date") on which each of the following conditions is satisfied, or waived in accordance with Section 9.2 (and the Bank shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding):

                (a) The Bank shall have received either (i) a counterpart of this Credit Agreement signed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Credit Agreement) that the Borrower has signed a counterpart of this Credit Agreement.

                (b) The Bank shall have received a Note, dated the Effective Date, executed on behalf of the Borrower.

                (c) The Bank shall have received a favorable written opinion (addressed to the Bank and dated the Effective Date) from counsel to the Borrower acceptable to the Bank, the substance of which is set forth in Exhibit
B. The Borrower hereby requests such counsel to deliver such opinion.

                (d) The Bank shall have received a certificate, dated the Effective Date and signed by authorized representatives (who shall be acceptable to the Bank) of the Borrower, substantially in the form of Exhibit D hereto.

                (e) The Bank shall have received a copy of an initial Federal Reserve Form, substantially in the form of Exhibit E hereto, duly executed and delivered by or on behalf of the Borrower, in form and substance acceptable to the Bank.

                (f) The Bank shall have received a security agreement, dated the Effective Date and signed by an authorized representative (who shall be acceptable to the Bank) on behalf of the Borrower, substantially in the form of Exhibit G hereto (the "Security Agreement").

                (g) The Bank shall have received a control agreement, dated the Effective Date and signed by an authorized representative (who shall be acceptable to the Bank) on behalf of the Borrower, substantially in the form of Exhibit H hereto (the "Control Agreement").

                (h) The Bank shall have received Uniform Commercial Code, federal tax and judgment lien search reports with respect to each applicable public office where Liens would customarily be filed against the Borrower and each trustee thereof disclosing that there are no Liens of record in such official's office covering the Borrower, any trustee thereof or any asset or property thereof.

                   (i) The Bank shall have received all fees and other
                       amounts due and payable by the Borrower on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder.

        Section 5.2     Each Credit Event

                The obligation of the Bank to make any Credit Extension is subject to the satisfaction of the following conditions:

                (a) In the event that, immediately after giving effect to such Credit Extension and any simultaneous repayment of a Loan or an LC Disbursement, or the surrender of the Letter of Credit, the Credit Exposure would exceed the Credit Exposure immediately prior to giving effect to such Loan, (i) the representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects on and as of the date of such Loan, and (ii) no Default shall have occurred and be continuing.

                (b) The Bank shall have received a written Credit Extension Request signed by the Borrower setting forth the information required by Section 2.2.

                (c) To the extent required by Regulation U, the Bank shall have received (i) a copy of a Federal Reserve Form, duly executed and delivered by the Borrower and completed for delivery to the Bank, in form acceptable to the Bank, or (ii) a current list of Margin Stock and Non-Margin Assets of the Borrower, in a form acceptable to the Bank and in all respects in compliance with Regulation U, including Section 221.3((c)(2)(iv) hereof.

                (d) The Bank shall have received such other documentation and assurances as shall be reasonably required by it in connection herewith.

Each request for a Credit Extension by the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.

        ARTICLE 6. AFFIRMATIVE COVENANTS

                Until the Commitment has expired or been terminated and the principal of and interest on each Loan and LC Disbursement, and all fees and other amounts payable by the Borrower under the Loan Documents, shall have been paid in full, the Borrower covenants and agrees with the Bank that:

        Section 6.1     Financial Statements and Other Information

                The Borrower shall furnish or cause to be furnished to the Bank:

                (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of its Statement of Assets and Liabilities as at the end of such fiscal year, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets as of and through the end of such fiscal year; each such Statement of Assets and Liabilities and the related Schedule of Investments and Statements of Operations and Changes in Net Assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with those auditing standards required by the ICA and prescribed by the SEC for the Borrower or, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles, except as otherwise specified in such opinion;

                (b) as soon as available, but in any event within 90 days after the end of the first semiannual accounting period in each fiscal year of the Borrower, a copy of the Borrower's Statement of Assets and Liabilities as at the end of such semiannual period, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets for such period;

                (c) as soon as available, but in any event not later than 90 days after the end of each quarterly accounting period in each fiscal year of the Borrower, the Borrower shall deliver to the Bank a duly completed certificate of a duly authorized representative (who shall be acceptable to the Bank) of the Borrower, substantially in the form of Exhibit F hereto;

                (d) as soon as available, but in any event not later than 15 days after the end of each calendar month, the Borrower shall deliver to the Bank a duly completed certificate of a duly authorized representative (who shall be acceptable to the Bank) of the Borrower, substantially in the form of Exhibit F hereto;

                (e) prompt written notice in the event that the Borrower decides to seek the approval of its Board and, if necessary, its shareholders to effect a change in any of its Fundamental Policies;

                (f) as soon as practicable, a copy of each general mailing to the shareholders of the Borrower to the extent such mailing includes a Prospectus or any material change in the terms thereof, including any material change in the investment objectives or any change in (i) its Fundamental Policies, (ii) limitations on borrowings, or (iii) the identity of the members of the Board, executive officers or other similar Person of the Borrower or of its Investment Advisor;

                (g) promptly after the execution thereof, copies of all material amendments or other material changes to the Fundamental Policies, all investment advisory contracts, and any new investment advisory contracts entered into after the Effective Date;

                (h) prompt written notice of any contest referred to in Sections
6.5 or 6.6;

                (i) promptly after delivery thereof to the MMP Auction Agent, a copy of the notice of redemption required to be delivered to the MMP Auction Agent pursuant to Section 3(a)(i) of the MMP Statement (the "MMP Redemption Notice"), and (Y) promptly after delivery thereof to the SEC, a copy of the notice of redemption required to be delivered to the SEC pursuant to Section 3(b) of the MMP Statement (the "SEC Notice"); and

                (j)promptly after request therefor, such other information as the Bank may reasonably request from time to time.

        Section 6.2     Notice of Material Events

                The Borrower shall furnish or cause to be furnished to the Bank prompt written notice of the following, together with a statement of a duly authorized representative (who shall be acceptable to the Bank) of the Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

                (a) the occurrence of any Default;

                (b) the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting the Borrower that, if adversely determined, could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect; and

                (c) the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

        Section 6.3     Legal Existence

                The Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization and shall maintain its qualification to do business in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

        Section 6.4     Insurance

                The Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are usually insured against by entities engaged in the same or a similar business or as may otherwise be required by the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the ICA or any successor provision and errors and omissions insurance); and furnish to the Bank, upon written request, full information as to the insurance carried.

        Section 6.5     Payment of Indebtedness and Performance of Obligations

                The Borrower shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse Effect on the Borrower or (b) give rise to the imposition of a Lien (other than a Permitted Lien) upon the property of the Borrower, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, and provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

        Section 6.6     Observance of Legal Requirements

                The Borrower shall observe and comply in all material respects with all laws (including the ICA and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to the Borrower, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

        Section 6.7     Books and Records; Visitation

                The Borrower shall (a) keep proper books of record and account in which complete, true and correct entries in conformity with Applicable Accounting Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities,
(b) upon reasonable prior notice (which shall in no event be required to be more than (i) one Business Day prior, at any time that a Default has occurred and is continuing, or (ii) five Business Days prior, at all other times) permit representatives of the Bank to visit the offices of the Borrower and to discuss the properties, assets, income and financial condition of the Borrower with the duly authorized representatives thereof and to inspect the books, property and records of the Borrower, and (c) upon the reasonable request of the Bank, deliver to the Bank a detailed list of assets of the Borrower.

        Section 6.8     Purpose of Credit Extensions

                The Borrower shall use each Credit Extension (and the proceeds thereof if any) for its general business purposes, including the purchase of investment securities, provided that in no event shall (a) any Credit Extension or the proceeds thereof be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U, and (b) the Borrower, prior to the redemption of not less than 1,400 MMP Shares, use the proceeds of any Loan for any purpose other than the payment of the redemption price of MMP Shares in accordance with the MMP Redemption Notice and the MMP Statement.

        Section 6.9     Maintenance of Status

                The Borrower will maintain at all times its Status.

        Section 6.10     Notices

                Upon the date of the issuance of the Letter of Credit, (i) the Borrower will duly execute and deliver the MMP Redemption Notice to the MMP Auction Agent and (ii) the Borrower shall have duly executed and delivered the SEC Notice to the SEC.

        ARTICLE 7. NEGATIVE COVENANTS

                Until the Commitment has expired or been terminated and the principal of and interest on each Loan and LC Disbursement, and all fees and other amounts payable by the Borrower under the Loan Documents, shall have been paid in full, the Borrower covenants and agrees with the Bank that:

        Section 7.1     Indebtedness Senior Securities

                The Borrower will not (a) create, incur, assume or suffer to exist any liability for Indebtedness, except (i) Indebtedness under the Loan Documents, (ii) Indebtedness (other than Indebtedness for borrowed money) (A) incurred in the ordinary course of business, (B) permitted to be incurred in accordance with the Fundamental Policies, and (C) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause the Borrower to have exceeded the Maximum Permitted Borrowing, and (iii) Indebtedness to the Custodian (1) incurred for the purposes of clearing and settling purchases and sales of securities, or (2) up to an aggregate amount not to exceed $100,000 at any one time outstanding under this clause (2), (I) for temporary or emergency purposes or (II) related to any foreign exchange transactions, or (b) issue, sell, create, incur, assume or suffer to exist any Senior Security, except Senior Securities Representing Indebtedness otherwise permitted hereunder.

        Section 7.2     Liens

                The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

                (a) Liens in respect of Indebtedness permitted under Section 7.1(a)(ii) and (iii);

                (b) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;

                (c) Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;

                (d) Liens arising out of judgments or decrees affecting the property attributable to the Borrower which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement thereof is stayed pending such contest;

                (e) Liens in respect of obligations arising from any (i) repurchase, reverse repurchase or securities lending agreement, (ii) option contract, futures contract, forward contract, (iii) contract for the delayed delivery of securities, or (iv) Hedging Agreement, provided that (1) each such obligation is incurred in the ordinary course of business and in accordance with the Fundamental Policies, and (2) the aggregate Value of all assets subject to Liens permitted under this Section 7.2(e) shall not at any time exceed 10% of Total Net Assets;

                (f) Liens created or arising out of the Loan Documents; and

                (g) Liens arising in the ordinary course of business under the Custody Agreement, to the extent permitted by the Control Agreement.

        Section 7.3     Fundamental Changes

                The Borrower will not (a) consolidate or merge into or with any Person, or (b) in any single transaction or series of related transactions, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property.

        Section 7.4     Restricted Payments

                The Borrower will not declare or pay, or allow to be declared or paid, any dividend, distribution or similar payment (including a purchase or repurchase of the shares issued by the Borrower) in respect of, or redeem any of, its shares if, immediately before or after giving effect thereto, an Event of Default shall or would exist, except to the extent required in order to qualify as a Regulated Investment Company and to otherwise minimize or eliminate federal or state income taxes payable by the Borrower.

        Section 7.5     Fundamental Policies

                The Borrower will not (a) make or maintain any investment other than as permitted by the ICA and the Fundamental Policies or (b) amend or otherwise modify the Fundamental Policies.

        Section 7.6     Amendments and Changes

                (a) The Borrower will not amend or otherwise modify (i) its Organization Documents or the Custody Agreement, in each case in any way which would adversely affect the rights or remedies of the Bank under the Loan Documents, or (ii) the MMP Statement.

                (b) The Borrower will not change its fiscal year if such change would have a Material Adverse Effect. Subject to Section 1.3, the Borrower will not change or permit any change in the accounting principles applied to it, except as required by Applicable Accounting Principles, if such change would have a Material Adverse Effect.

        Section 7.7     Financial Covenants

                (a) The Borrower will not permit the Adjusted Asset Coverage to be less than 3.00:1.00 at any time.

                (b) The Borrower shall not permit Senior Debt to at any time exceed the Maximum Permitted Borrowing.

        Section 7.8     Investment

                (a) The Borrower will not purchase, acquire, or otherwise have exposure (including pursuant to any Derivative Agreement) to, any Investment, other than Permitted Investments.

                (b) The Borrower will not enter into or otherwise acquire or hold any Derivative except to mitigate a risk to which the Borrower is subject, provided that the Borrower may be a party to one or more credit default swaps, as the seller, having an aggregate notional amount at any one time not in excess of 5.0% of Adjusted Total Net Assets.

                (c) The Borrower will not purchase or otherwise acquire, or sell or otherwise dispose of, any Investment if, immediately after giving effect thereto, an Investment Limitation Default would occur.

                (d) The Borrower will not allow an Investment Limitation Default to occur.

        ARTICLE 8. EVENTS OF DEFAULT

        Section 8.1     Events of Default

Each of the following shall constitute an "Event of Default":

                (a) any principal of any Loan or LC Disbursement shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                (b) any interest on any Loan or LC Disbursement any fee, commission or any other amount (other than an amount referred to in paragraph
(a) of this Section 8.1) payable under any Loan Document shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                (c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                (d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.3, 6.8 or 6.9 or in
Article 7 (other than Section 7.8(d)) or (ii) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.8(d), and such failure shall continue unremedied for a period of ten Business Days;

                (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days after the Borrower shall, or reasonably should, have obtained knowledge thereof;

                (f) the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period);

                (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, or the debts of the Borrower, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the assets of the Borrower; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                (i) the Borrower shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph
(h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                (j) the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                (k) (1) the Investment Adviser shall fail to be First Trust Advisors L.P., or an Affiliate thereof, (2) the custodian for all of the assets of the Borrower shall fail to be PFPC Trust Company, or an Affiliate thereof, or any successor thereto agreed to in writing by the Bank in its sole and absolute discretion, (3) the sole administrator for the Borrower shall fail to be PFPC, Inc., or an Affiliate thereof, or any successor thereto agreed to in writing by the Bank in its sole and absolute discretion, or (4) the independent auditors for the Borrower shall fail to be reasonably acceptable to the Bank;

                (l) one or more judgments for the payment of money (not paid or covered by insurance) in an aggregate amount in excess of the Threshold Amount shall be rendered against the Borrower and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

                (m) any Loan Document shall cease, for any reason other than pursuant to its terms, to be in full force and effect, or with respect to the Borrower, the Borrower shall so assert in writing or shall disavow any of its obligations thereunder;

                (n) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Security Document;

                (o) except as a result of any sale or other transfer of any asset in accordance with the terms of the Loan Documents, any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement), with the priority required by the applicable Security Document;

                (p) the Borrower's shares shall be suspended from trading on The New York Stock Exchange for more than two consecutive days upon which trading in shares generally occurs on such exchange, or shall be delisted; or

                (q) if for any reason the MMP Redemption shall not occur in accordance with the MMP Redemption Notice.

        Section 8.2     Remedies

                If any Event of Default shall occur and be continuing then, and in every such event (other than an event described in paragraph (h) or (i) of Section 8.1), and at any time thereafter during the continuance of such event, the Bank may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (a) declare the Commitment terminated, and thereupon the Commitment shall terminate immediately and/or (b) declare the Loans and LC Disbursements then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans and LC Disbursements so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event described in paragraph (h) or (i) of Section 8.1, the Commitment shall automatically terminate and the principal of the Loans and LC Disbursements then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

        ARTICLE 9. MISCELLANEOUS

        Section 9.1     Notices

                Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                (a) if to the Borrower, to it at First Trust/Four Corners Senior Floating Rate Income Fund, 1001 Warrenville Road, Suite 300, Lisle, Illinois 60532, Attention: W. Scott Jardine, General Counsel (Telephone: (630) 241-4141;
Facsimile: (630) 241-8792); or

                (b) if to the Bank, to it at, (i) in all cases, One Liberty Plaza, 26th Floor, New York, New York 10006, Attention: John M. Morale (Telephone: (212) 225-5062; Facsimile: (212) 225-5254); and (ii) in the case of all notices and other communications pursuant to Article 2, with a copy to 720 King Street, Toronto, Canada M5K1J8, Attention: Tamara Mohan (Telephone: (212) 225-5705; Facsimile: (212) 225-5709).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

        Section 9.2     Waivers; Amendments

                (a) No failure or delay by the Bank in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank under the Loan Documents are cumulative and are not exclusive of any rights or remedies that the Bank would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the Bank shall have consented thereto in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Credit Extension shall not be construed as a waiver of any Default, regardless of whether the Bank may have had notice or knowledge of such Default at the time.

                (b) Neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Bank.

        Section 9.3     Expenses; Indemnity; Damage Waiver

                (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Bank and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Bank, in connection with the preparation, negotiation, closing and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and
(ii) all out-of-pocket expenses incurred by the Bank, including the fees, charges and disbursements of any counsel for the Bank, in connection with the enforcement or protection of its rights against the Borrower in connection with the Loan Documents, including its rights under this Section, or in connection with the Credit Extensions made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Credit Extensions.

                (b) The Borrower shall indemnify the Bank and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from all losses, claims, damages, liabilities and related expenses (collectively, "Losses"), including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or as a result of (i) the execution or delivery by the Borrower of any Loan Document or any agreement or instrument contemplated thereby, the performance by the Borrower of its obligations under the Loan Documents or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Credit Extension or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto. Subject to Section 9.3(c), nothing herein contained shall prevent or prohibit the Borrower from bringing any action against the Bank to recover any Losses suffered by the Borrower to the extent caused by the Bank's failure to exercise due care in the performance of its obligations under the Loan Documents. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Bank (as found by a final and nonappealable decision of a court of competent jurisdiction), the Bank shall be deemed to have exercised due care.

                (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Credit Extension or the use of the proceeds thereof.

                (d) All amounts due under this Section shall be payable promptly but in no event later than 10 days after written demand therefor.

        Section 9.4     Successors and Assigns

                The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (b) the Bank shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Bank) any legal or equitable right, remedy or claim under or by reason of any Loan Document. Notwithstanding anything to the contrary herein contained, the Bank may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

        Section 9.5     Survival

                All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Credit Extensions, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or LC Disbursement or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 3.3, 3.7 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the LC Disbursements and the termination of the Commitment or the termination of this Credit Agreement or any provision hereof.

        Section 9.6     Counterparts; Integration; Effectiveness

                This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

        Section 9.7     Severability

                In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        Section 9.8     Right of Setoff

                If an Event of Default shall have occurred and be continuing, the Bank and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter owing under this Credit Agreement held by it, irrespective of whether or not it shall have made any demand under this Credit Agreement and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of set-off) that it may have.

        Section 9.9     Governing  Law;  Jurisdiction;  Consent  to
                        Service  of Process

                (a) THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

                (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                (d) Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

        Section 9.10    WAIVER OF JURY TRIAL

                EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

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


WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        Section 9.11    Headings

                Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

        Section 9.12    Interest Rate Limitation

                Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") that may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of such Loan or LC Disbursement, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan or LC Disbursement but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to the Bank in respect of other Loans and LC Disbursements or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Bank.

        Section 9.12      Non-Recourse


                The Bank hereby agrees for the benefit of each and every trustee, director, officer and record owner of any outstanding shares of the Borrower and any successor, assignee, heir, estate, executor, administrator or personal representative of any such trustee, director, officer and record owner of any outstanding shares (a "Non-Recourse Person") that (a) no Non-Recourse Person shall have any personal liability for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto; (b) no claim against any Non-Recourse Person may be made for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or LC Disbursements or for any fees, expenses or other amounts payable by the Borrower hereunder or thereunder; and
(c) the obligations or liabilities of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, are enforceable solely against the Borrower and its properties and assets.

        Section 9.14    Treatment of Certain Information

                The Bank agrees to use reasonable precautions to keep confidential, in accordance with the Bank's customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower pursuant to this Credit Agreement which (a)(i) is clearly identified by such Person as being confidential at the time the same is delivered to the Bank, or (ii) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder, and (b) as of any date of determination, was received by the Bank within the immediately preceding two year period ("Information"), provided, however, that nothing herein shall limit the disclosure of any such Information (i) to such of its respective Related Parties as need to know such Information, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective lenders or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) in connection with any litigation to which the Bank is a party,
(vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to the Bank on a non-confidential basis from a source other than the Borrower, or (C) was available to the Bank on a non-confidential basis prior to its disclosure to the Bank by the Borrower; and (vii) to the extent the Borrower shall have consented to such disclosure in writing. Notwithstanding anything to the contrary contained in any Loan Document, no provision thereof shall (1) restrict the Bank from providing information to Federal Reserve supervisory staff, (2) require or permit, without the prior approval of the Federal Reserve, the Bank to disclose to the Borrower or any Affiliate that any information will be or was provided to Federal Reserve supervisory staff, or (3) require or permit, without the prior approval of the Federal Reserve, the Bank to inform the Borrower or any Affiliate of a current or upcoming Federal Reserve examination or any nonpublic Federal Reserve supervisory initiative or action.

        Section 9.15    USA Patriot Act Notice

                The Bank hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Patriot Act.

        Section 9.16    Limitation on Liability

                The Borrower's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Credit Agreement is executed on behalf of the Borrower by the Borrower's officers as officers and not individually and the obligations imposed upon the Borrower by this Agreement are not binding upon any of the Borrower's trustees, officers or shareholders individually but are binding only upon the Borrower and it assets and property.

        Section 9.17     Security

                All of the obligations of the Borrower under the Loan Documents are secured by the Security Documents.

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


                IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.


                                    FIRST TRUST/FOUR CORNERS SENIOR
                                    FLOATING RATE INCOME FUND


                                    By:     /s/ James A. Bowen
                                           -----------------------------------
                                    Name:   James A. Bowen
                                           -----------------------------------
                                    Title:  President
                                           -----------------------------------

                             THE BANK OF NOVA SCOTIA


                                    By:     /s/ David L. Mahmood
                                           -----------------------------------
                                    Name:   David L. Mahmood
                                           -----------------------------------
                                    Title:  Managing Director
                                           -----------------------------------






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